                                                                  Execution Copy


                                   AMENDMENT NO. 2
                             DATED AS OF JANUARY 17, 1997
                                 TO CREDIT AGREEMENT
                              DATED AS OF JULY 19, 1996

    THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT ("AMENDMENT") is made as of this 17th day of January, 1997 by and among VARLEN CORPORATION, (the "BORROWER"), the financial institutions parties thereto as lenders (the "LENDERS"), THE FIRST NATIONAL BANK OF CHICAGO, as Agent (the "AGENT") under that certain Credit Agreement dated as of July 19, 1996 by and among the Borrower, the Lenders and the Agent as amended by Amendment No. 1 thereto dated as of October 15, 1996 (as so amended, the "CREDIT AGREEMENT"). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                                      WITNESSETH

    WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement; and

    WHEREAS, the Borrower has requested certain amendments to the Credit Agreement;

    WHEREAS, the Borrower, the Lenders and the Agent have agreed to further amend the Credit Agreement on the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent have agreed to the following amendments to the Credit Agreement.

    1. AMENDMENT TO CREDIT AGREEMENT. Effective as of January 19, 1997, and subject to the satisfaction of the conditions precedent set forth in Section 2 below, SECTION 2.5 of the Credit Agreement is hereby amended to delete the final sentence thereof in its entirety and to substitute the following therefor:

    ON JANUARY 19, 1997, THE APPLICABLE MARGIN SHALL BE BASED UPON THE BORROWER'S STATUS AS OF NOVEMBER 2, 1996 CALCULATED ON A PRO FORMA BASIS AS THOUGH THE CASH RECEIVED FROM BORROWER'S SALE OF ITS RAIL LINK SUBSIDIARY HAD BEEN CONCLUDED PRIOR TO SUCH TIME, WHICH APPLICABLE MARGIN SHALL REMAIN IN EFFECT UNTIL ADJUSTED PURSUANT TO THE PROVISIONS OF THIS SECTION 2.5 SET FORTH ABOVE.

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    2.   CONDITIONS OF EFFECTIVENESS.  This Amendment shall not become effective unless (a) this Amendment shall have been executed by the Borrower, the Agent and each of the Lenders on or before January 17, 1997.

    3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower hereby represents and warrants as follows:

    (a) This Amendment and the Credit Agreement as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally).

    (b) Upon the effectiveness of this Amendment, the Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement and the other Loan Documents to the extent the same are not amended hereby, agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

    (c)  There exists no Default or Unmatured Default.

    (d) The Pro Forma Computation of the Leverage Ratio as of November 2, 1996 attached hereto as EXHIBIT A constitutes a true and accurate calculation of the Borrower's Leverage Ratio as of such date calculated on a pro forma basis as though the cash received from the Borrower's sale of its Rail Link subsidiary had been concluded prior to such time.

    4.  REFERENCE TO THE EFFECT ON THE CREDIT AGREEMENT; SUBSTITUTION OF NOTES.

    (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

    (b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

    (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power of remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

    5. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS)


                                         -2-

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OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS
APPLICABLE TO NATIONAL BANKS.

    6. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

    7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and each of the Lenders and each such party has notified the Agent by facsimile or telephone that it has taken such action.



              ---- Remainder of this page intentionally blank -----


                                         -3-

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    IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


                                  VARLEN CORPORATION,
                                       AS THE BORROWER


                                  By:  /s/ Richard A. Nunemaker
                                      ------------------------------------

                                  Print Name: Richard A. Nunemaker
                                             -----------------------------

                                  Title:
                                         ---------------------------------


                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                       INDIVIDUALLY AND AS AGENT


                                  By:  /s/ Julia A. Bristow
                                      ------------------------------------

                                  Print Name: Julia A. Bristow
                                             -----------------------------

                                  Title:    Managing Director
                                         ---------------------------------


                                  HARRIS TRUST AND SAVINGS BANK


                                  By:  /s/ Paul P. McDonald
                                      ------------------------------------

                                  Print Name:
                                             -----------------------------

                                  Title:
                                         ---------------------------------



                                        Signature Page to Varlen Amendment No. 2

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                                  NATIONSBANK, N.A.


                                  By:  /s/ Lisa S. Donoghue
                                      ------------------------------------

                                  Print Name:   Lisa S. Donoghue
                                              ----------------------------

                                  Title:  Vice President
                                         ---------------------------------


                                  NATIONSBANK, N.A.


                                  By:  /s/ Laurie D. Flom
                                      ------------------------------------

                                  Print Name:    LAURIE D. FLOM
                                              ----------------------------

                                  Title:    VICE PRESIDENT
                                         ---------------------------------



                                  By:  /s/ David C. Sagers
                                      ------------------------------------

                                  Print Name:    DAVID C. SAGERS
                                              ----------------------------

                                  Title:    Vice President
                                         ---------------------------------



                                        Signature Page to Varlen Amendment No. 2

                                  VARLEN CORPORATION
                      PROFORMA COMPUTATION OF THE LEVERAGE RATIO
                                AS OF NOVEMBER 2, 1996


                                                                  PROFORMA
                                    LEVERAGE    CASH FROM         LEVERAGE
                                    RATIO @     THE SALE OF       RATIO @
                                    11/2/96     RAIL LINK         11/2/96
                                    --------    ----------        --------

TOTAL DEBT                           193,625                       193,625
CASH IN EXCESS OF $1.5 MILLION        (1,392)        (9,000)       (10,392)
                                    --------    -----------       --------

TOTAL (A)                            192,233         (9,000)       183,233
                                    --------    -----------       --------
                                    --------    -----------       --------


EARNINGS BEFORE INTEREST AND TAXES    46,580                        46,580
DEPRECIATION                          17,069                        17,069
AMORTIZATION                           4,621                         4,621
                                    --------    -----------       --------

EBITDA(B)                             68,270              0         68,270
                                    --------    -----------       --------
                                    --------    -----------       --------

LEVERAGE RATIO (A)/(B)                                                2.68
                                                                  --------
                                                                  --------

MARGIN LEVEL                                                           III
                                                                  --------
                                                                  --------